Exhibit 99.1

PodcastOne (Nasdaq: PODC) Anticipates Record 32% Q4 FY24 Growth; Exclusively Featured in 1.7M Tesla Cars in North America

-	Q4 FY24: Expects $11.7M revenue, up 32% YoY, with $256K Adjusted EBITDA*, a $470K improvement

-	FY24: Expects $43.3M revenue, up 25%, with $660K Adjusted EBITDA*

-	FY25 guidance: $50M-$55M revenue

-	Added 30 new podcasts in FY24, with over 100 in the pipeline

-	Closed B2B partnership with a Fortune 250 company with over 60M global streaming subscribers generating $20M+ annual revenues to PODC

-	Sold “Vigilante” TV rights to a major studio; Owns a slate of 6+ scripted podcasts, including “Varnamtown”, in negotiations for TV or movie productions

-	Senior management to host a live conference call and audio webcast on Thursday, May 30, 2024 at 11:30 am ET

LOS ANGELES, CA, April 24, 2024 -- PodcastOne (NASDAQ: PODC), a leading podcast platform and a subsidiary of LiveOne (NASDAQ: LVO) announced today certain of its preliminary and unaudited results for the fourth quarter and fiscal year ended March 31, 2024 (“Q4 FY24” and “FY24”, respectively) and provided other updates.

PodcastOne’s President and Co-Founder, Kit Gray, commented, “We’re thrilled about our continued success, as reflected in our FY24 anticipated earnings. Our optimized business model seamlessly launches and onboards podcasts, making them immediately accretive by leveraging LiveOne’s (Nasdaq: LVO) resources. We’re seeing unprecedented studio interest in partnering with our podcast slate, easily adaptable into major productions. With revenue streams from advertising, scripted series, and IP ownership, I foresee a clear path to surpassing $100M in revenue with impressive margins.”

PodcastOne continues to develop and produce compelling and entertainment-based content to generate excitement and intrigue in the audio and streaming space. With podcasts being the fastest growing medium by far, PodcastOne is determined to remain the leader in expanding audiences and forging synergistic relationships for its podcasters.

PodcastOne’s full roster of top ranked podcasts includes programming across top genres, such as news, comedy, true crime and society and culture, including shows such as Varnamtown, The Adam Carolla Show, Baby Mamas No Drama, True Crime All The Time Unsolved, Vigilante, Off the Vine with Kaitlyn Bristowe, The Prosecutors, Court Junkie, Cold Case Files, The Jordan Harbinger Show, Coffee Convos, LadyGang, and The Schaub Show. PodcastOne shows are available through PodcastOne, Apple Podcasts, Spotify, iHeart, Amazon and wherever podcasts are heard.

About PodcastOne

PodcastOne (Nasdaq: PODC) is a Los Angeles-based podcast network founded in 2012 by Kit Gray and Norm Pattiz providing creators and advertisers with a full 360-degree solution in sales, marketing, public relations, production, and distribution delivering over 2.1 billion downloads per year with a community of 250 of the top podcasters, including Adam Carolla, Kaitlyn Bristowe, Jordan Harbinger, LadyGang, A&E’s Cold Case Files and Varnamtown. PodcastOne has built a distribution network reaching over 1 billion listeners a month across all of its own properties, LiveOne (Nasdaq: LVO), Spotify, Apple Podcasts, iHeartRadio, Samsung and over 150 shows exclusively available in Tesla vehicles. PodcastOne is also the parent company of LaunchpadOne, an innovative self-serve platform developed to launch, host, distribute and monetize independent user-generated podcasts. For more information, visit PodcastOne.com and follow us on Facebook, Instagram, YouTube and Twitter at @podcastone. For more investor information, please visit ir.podcastone.com/overview/default.aspx.

About LiveOne, Inc.

Headquartered in Los Angeles, CA, LiveOne (Nasdaq: LVO) is an award-winning, creator-first, music, entertainment, and technology platform focused on delivering premium experiences and content worldwide through memberships and live and virtual events. LiveOne’s wholly-owned subsidiaries include Slacker Radio, PodcastOne (Nasdaq: PODC), PPVOne, CPS, LiveXLive, DayOne Music Publishing, Drumify and Splitmind. LiveOne is available on iOS, Android, Roku, Apple TV, Spotify, Samsung, Amazon Fire, Android TV, and through STIRR’s OTT applications. For more information, visit liveone.com and follow us on Facebook, Instagram, TikTok, YouTube and Twitter at @liveone. For more investor information, please visit ir.liveone.com.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: LiveOne’s reliance on one key customer for a substantial percentage of its revenue; LiveOne’s and PodcastOne’s ability to consummate any proposed financing, acquisition, spin-out, special dividend, merger, distribution or transaction, including the spin-out of LiveOne’s pay-per-view business, the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, spin-out, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; PodcastOne’s ability to continue as a going concern; PodcastOne’s ability to attract, maintain and increase the number of its listeners; PodcastOne identifying, acquiring, securing and developing content; LiveOne’s intent to repurchase shares of its and/or PodcastOne’s common stock from time to time under LiveOne’s announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; LiveOne’s ability to maintain compliance with certain financial and other covenants; PodcastOne successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; uncertain and unfavorable outcomes in legal proceedings; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of LiveOne and/or its other subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in PodcastOne’s Special Financial Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 29, 2023, Quarterly Report on Form 10-Q for the quarter year ended December 31, 2023, filed with the SEC on February 13, 2024, and in PodcastOne’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and PodcastOne disclaims any obligation to update these statements, except as may be required by law. PodcastOne intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), we present Contribution Margin (Loss) and Adjusted Earnings Before Interest Tax Depreciation and Amortization (“Adjusted EBITDA”), which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use Contribution Margin (Loss) and Adjusted EBITDA to evaluate the performance of our operating segment. We believe that information about these non-GAAP financial measures assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation of the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

Contribution Margin (Loss) is defined as Revenue less Cost of Sales. Adjusted EBITDA is defined as earnings before interest, other (income) expense, income tax expense, depreciation and amortization and before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date and a one-time minimum guarantee to effectively terminate a live events distribution agreement post COVID-19, (e) depreciation and amortization (including goodwill impairment, if any), and (f) certain stock-based compensation expense. Management does not consider these costs to be indicative of our core operating results.

With respect to projected full year 2025 and 2024 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity, and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from Adjusted EBITDA. We expect that the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Press Contacts:

For PodcastOne
310.246.4600
Susan@Guttmanpr.com

Investor Relations:

Jason Assad
678-570-6791
jwassad@podcastone.com

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